First Amendment
                  to the Transfer Agency and Service Agreement
                             Dated December 3, 2004,
                                  by and among
       California Investment Trust and California Investment Trust II and
                        ALPS Mutual Funds Services, Inc.

      THIS AMENDMENT is made as of September 1, 2006, by and between CALIFORNIA INVESTMENT TRUST AND CALIFORNIA INVESTMENT TRUST II, (individually a "Trust" and collectively the "Trusts") and ALPS MUTUAL FUNDS SERVICES, INC. ("ALPS").

      WHEREAS, the Trusts and ALPS have entered into a Transfer Agency and Service Agreement (the "Agreement") dated December 3, 2004.

      WHEREAS, the Trusts are being consolidated into one single Delaware Statutory Trust as of January 1, 2007.

      WHEREAS, the Trusts and ALPS wish to modify the Agreement.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1. Consolidation of Trusts. Effective January 1, 2007, all references to "California Investment Trust" and "California Investment Trust II" should be deleted and replaced with a single reference to "California Investment Trust".

      2. Change in incorporation. Effective January 1, 2007, all references to the Trusts as "Massachusetts business trusts" should be deleted and replaced with "Delaware statutory trusts."

      2. Name Change. All references to "ALPS Mutual Funds Services, Inc." should be deleted and replaced with "ALPS Fund Services, Inc."

      3. Miscellaneous. Other than as amended hereby, all terms and conditions of the Agreement and related amendments are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

      IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

CALIFORNIA INVESTMENT TRUST                     CALIFORNIA INVESTMENT TRUST II


By:  /s/ Stephen C. Rogers                      By: /s/ Stephen C. Rogers
     ----------------------------                   ----------------------------
Name:  Stephen C. Rogers                        Name: Stephen C. Rogers
Title:                                          Title:

ALPS FUND SERVICES, INC.


By:    /s/ Jeremy O. May
       ----------------------------
Name:  Jeremy O. May
Title: Managing Director


ACKNOWLEDGED AND AGREED:

CALIFORNIA INVESTMENT TRUST,
a Delaware statutory trust


By:    /s/ Stephen C. Rogers
       ----------------------------
Name:  Stephen C. Rogers
Title: President